Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Infinity Property and Casualty Corporation Employee Stock Purchase Plan for the registration of 1,000,000 shares of its common stock of our report dated February 10, 2004, with respect to the consolidated financial statements and schedules of Infinity Property and Casualty Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Birmingham, Alabama
July 23, 2004